As filed with the Securities and Exchange Commission on March 15, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMGEN INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3540776
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

One Amgen Center Drive

Thousand Oaks, California 91320-1799

(Address of Principal Executive Offices including Zip Code)

Amgen Technology Ireland Irish Tax Approved Share Plan

(Full Title of the Plan)

David J. Scott, Esq.

Senior Vice President, General Counsel and Secretary

One Amgen Center Drive

Thousand Oaks, California 91320-1799

(805) 447-1000

(Name and Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.0001 per share:	600,000 shares	$62.02	$37,212,000.00	$1,142.41

(1)	600,000 shares of Common Stock, par value $.0001 per share, of Amgen Inc., a Delaware corporation (“Shares”), are being registered hereunder. Such number represents shares that may be purchased pursuant to the Amgen Technology Ireland Irish Tax Approved Share Plan. The amount registered hereunder includes an indeterminate number of Shares that may be issued in the event of any change in the outstanding Shares, including a stock dividend or stock split.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) of the Securities Act, based upon the average of the high and low prices of the Registrant’s Shares as reported on the NASDAQ Global Select Market on March 8, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Registrant hereby incorporates herein by reference the following documents filed with the Securities and Exchange Commission (the “Commission”):

A.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006;

B.	The Registrant’s Current Reports on Form 8-K filed on January 19, 2007, February 20, 2007, March 2, 2007 and March 12, 2007; and

C.	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed on September 7, 1983, including any amendment or report filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Registrant contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act.

The Registrant has authorized the entering into of indemnity contracts and provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.

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Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

See Index to Exhibits on page 5.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on the 15th day of March 2007.

AMGEN INC.

By:	/s/ KEVIN W. SHARER
Kevin W. Sharer
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin W. Sharer, Richard D. Nanula and David J. Scott, or any of them, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ KEVIN W. SHARER Kevin W. Sharer	Chairman of the Board, Chief Executive Officer and President, and Director (Principal Executive Officer)	March 15, 2007

/s/ RICHARD D. NANULA Richard D. Nanula	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 15, 2007

/s/ MICHAEL A. KELLY Michael A. Kelly	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	March 15, 2007

/s/ DAVID BALTIMORE David Baltimore	Director	March 15, 2007

/s/ FRANK J. BIONDI, JR. Frank J. Biondi, Jr.	Director	March 15, 2007

/s/ JERRY D. CHOATE Jerry D. Choate	Director	March 15, 2007

/s/ FREDERICK W. GLUCK Frederick W. Gluck	Director	March 15, 2007

/s/ FRANK C. HERRINGER Frank C. Herringer	Director	March 15, 2007

/s/ GILBERT S. OMENN Gilbert S. Omenn	Director	March 15, 2007

/s/ JUDITH C. PELHAM Judith C. Pelham	Director	March 15, 2007

/s/ J. PAUL REASON J. Paul Reason	Director	March 15, 2007

/s/ LEONARD D. SCHAEFFER Leonard D. Schaeffer	Director	March 15, 2007

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INDEX TO EXHIBITS

NUMBERED	DESCRIPTION

4.1	Restated Certificate of Incorporation. (1)

4.2	Amended and Restated Bylaws of Amgen Inc. (as amended and restated February 14, 2007). (2)

4.3	Form of stock certificate for the common stock, par value $0.0001 of Amgen Inc. (3)

10.1*	Trust Deed and Rules of the Amgen Technology Ireland Irish Tax Approved Share Plan.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24*	Power of Attorney (included on signature page to Registration Statement).

*	Filed herewith.
(1)	Filed as an exhibit to the Form 10-K for the year ended December 31, 2005 on March 10, 2006 and incorporated herein by reference.
(2)	Filed as an exhibit to the Current Report on Form 8-K on February 20, 2007 and incorporated herein by reference.
(3)	Filed as an exhibit to the Form 10-Q for the quarter ended March 31, 1997 on May 13, 1997 and incorporated herein by reference.

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